EXHIBIT 23 --   Consent of Robert Early & Company, P.C., Accountants






          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference into the Form S-8 Registration Statement No. 333-115285 regarding the amended Stock Compensation Plan of KleenAir Systems, Inc. of our report dated May 4, 2004, on our review of the quarterly financial statements for the period ended March 31, 2004 which is included in the quarterly report on Form 10-QSB of KleenAir Systems, Inc. for the quarter ended March 31, 2004.


 /s/ ROBERT EARLY & COMPANY
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Robert Early & Company, P.C.
Abilene, Texas

May 13, 2004